EXHIBIT 99.1

RLI REPORTS THIRD QUARTER 2020 RESULTS

PEORIA, ILLINOIS, October 21, 2020 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported third quarter 2020 net earnings of $42.4 million ($0.93 per share), compared to $32.3 million ($0.71 per share) for the third quarter of 2019. Operating earnings(1) for the third quarter of 2020 were $19.0 million ($0.42 per share), compared to $25.9 million ($0.57 per share) for the same period in 2019.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2020	2019	2020	2019
Net earnings	$0.93	$0.71	$1.62	$3.06
Operating earnings (1)	$0.42	$0.57	$1.84	$1.94

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $1.2 million on a combined ratio(1) of 99.5.
•	9% increase in gross premiums written.
•	Net favorable development in prior years’ loss reserves, resulting in a $24.8 million net increase in underwriting income.
•	Losses from Hurricanes Hanna, Isaias, Laura and Sally, resulting in a $33.2 million net decrease in underwriting income.
•	Book value per share of $24.40, an increase of 13% (inclusive of dividends) from year-end 2019.

“We’ve faced a number of challenges in 2020, including an active hurricane season, which impacted our third quarter results,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Despite an increase in our combined ratio due to natural catastrophes, we achieved underwriting profitability and grew book value. In particular, our casualty and surety product segments delivered strong results, which drove operating earnings to $0.42 per share. Our financial performance is a testament to RLI’s long-term sustainability, which enables us to be there for customers in their times of need. As always, I want to thank all our associates for their proactive service to our customers during the quarter and throughout the year.”

Underwriting Income

RLI achieved $1.2 million of underwriting income in the third quarter of 2020 on a 99.5 combined ratio, compared to $13.7 million on a 93.5 combined ratio in 2019. Results for both years include net favorable development in prior years’ loss reserves, which totaled $24.8 million and $12.1 million for 2020 and 2019, respectively.

The following table highlights underwriting income and combined ratios by segment for the third quarter.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2020	2019		2020	2019
Casualty	$14.0	$2.4	Casualty	90.2	98.3
Property	(19.9)	6.2	Property	144.0	85.0
Surety	7.1	5.1	Surety	74.8	82.4
Total	$1.2	$13.7	Total	99.5	93.5

(1)	See discussion below: Non-GAAP and Performance Measures.

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Other Income

Net investment income for the quarter decreased 5.6% to $16.5 million, compared to the same period in 2019. The investment portfolio’s total return was 2.2% for the quarter and 4.2% for the nine months ended September 30, 2020.

RLI’s comprehensive earnings were $51.9 million for the quarter ($1.14 per share), compared to $47.7 million ($1.05 per share) for the same quarter in 2019. In addition to net earnings, comprehensive earnings (loss) included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of unconsolidated investees was $8.7 million for the quarter, compared to $4.0 million from the same period last year. For the third quarter of 2020, $6.2 million of the equity in earnings of unconsolidated investees related to Maui Jim, Inc., a producer of premium sunglasses, and $3.3 related to Prime Holdings Insurance Services, Inc., a specialty insurance company. For the third quarter of 2019, equity in earnings of unconsolidated investees from Maui Jim and Prime was $2.8 million and $1.2 million, respectively.

Dividends Paid in the Third Quarter of 2020

On September 18, 2020, the company paid a regular quarterly dividend of $0.24 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $532 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2020 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

On July 16, 2020, RLI was named as one of the insurance industry’s top performing companies by Ward Group for the 30th consecutive year. RLI is one of only two property-casualty insurers to be recognized as a Ward’s 50® Top P&C Performer every year since the list’s inception in 1991.

At 10 a.m. central daylight time (CDT) tomorrow, October 22, 2020, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/mmc/p/cdqjdegu.

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Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2019.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 45 consecutive years and delivered underwriting profits for 24 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2020	2019	2020	2019
	3rd Qtr	3rd Qtr	9 Mos.	9 Mos.
Operating Earnings Per Share(1)	$0.42	$0.57	$1.84	$1.94

Specific items included in operating earnings per share:(2) (3)
Net favorable development in casualty prior years' reserves	$0.34	$0.19	$0.78	$0.68
Net favorable development in property prior years' reserves	$0.01	$0.02	$0.05	$0.02
Net favorable development in surety prior years' reserves	$0.05	$-	$0.16	$0.12
Net incurred losses related to:
▪ Hurricanes Hanna, Isaias, Laura and Sally	$(0.58)	$-	$(0.58)	$-
▪ 2020 storms and civil unrest	$-	$-	$(0.10)	$-
▪ COVID-19	$(0.06)	$-	$(0.22)	$-
▪ 2019 and prior catastrophe events	$0.04	$(0.04)	$0.05	$(0.12)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP

2020 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
SUMMARIZED INCOME STATEMENT DATA:	2020	2019	% Change	2020	2019	% Change
Net premiums earned	$216,630	$211,255	2.5%	$640,946	$623,485	2.8%
Net investment income	16,543	17,532	(5.6)%	51,238	51,095	0.3%
Net realized gains	1,512	3,211	(52.9)%	14,555	17,043	(14.6)%
Net unrealized gains (losses) on equity securities	28,126	4,906	NM	(27,564)	47,214	NM
Consolidated revenue	$262,811	$236,904	10.9%	$679,175	$738,837	(8.1)%
Loss and settlement expenses	127,596	108,990	17.1%	339,819	307,206	10.6%
Policy acquisition costs	71,032	71,552	(0.7)%	213,436	214,586	(0.5)%
Insurance operating expenses	16,850	16,982	(0.8)%	45,137	50,597	(10.8)%
Interest expense on debt	1,901	1,861	2.1%	5,701	5,583	2.1%
General corporate expenses	2,668	2,583	3.3%	6,417	9,142	(29.8)%
Total expenses	$220,047	$201,968	9.0%	$610,510	$587,114	4.0%
Equity in earnings of unconsolidated investees	8,745	4,011	118.0%	18,359	17,793	3.2%
Earnings before income taxes	$51,509	$38,947	32.3%	$87,024	$169,516	(48.7)%
Income tax expense	9,122	6,623	37.7%	13,738	31,252	(56.0)%
Net earnings	$42,387	$32,324	31.1%	$73,286	$138,264	(47.0)%

Other comprehensive earnings, net of tax	9,550	15,341	(37.7)%	50,090	72,506	(30.9)%
Comprehensive earnings	$51,937	$47,665	9.0%	$123,376	$210,770	(41.5)%

Operating earnings(1):
Net earnings	$42,387	$32,324	31.1%	$73,286	$138,264	(47.0)%
Less:
Realized gains	(1,512)	(3,211)	(52.9)%	(14,555)	(17,043)	(14.6)%
Income tax on realized gains	318	674	(52.8)%	3,057	3,579	(14.6)%
Unrealized (gains) losses on equity securities	(28,126)	(4,906)	NM	27,564	(47,214)	NM
Income tax on unrealized gains (losses) on equity securities	5,905	1,031	NM	(5,789)	9,915	NM
Operating earnings	$18,972	$25,912	(26.8)%	$83,563	$87,501	(4.5)%

Return on Equity:
Net earnings (trailing four quarters)				12.5%	13.0%
Comprehensive earnings (trailing four quarters)				16.9%	21.8%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,426	45,349		45,339	45,192

Net earnings per share	$0.93	$0.71	31.0%	$1.62	$3.06	(47.1)%
Less:
Realized gains	(0.03)	(0.07)	(57.1)%	(0.32)	(0.38)	(15.8)%
Income tax on realized gains	0.01	0.01	0.0%	0.07	0.08	(12.5)%
Unrealized (gains) losses on equity securities	(0.62)	(0.10)	NM	0.60	(1.04)	NM
Income tax on unrealized gains (losses) on equity securities	0.13	0.02	NM	(0.13)	0.22	NM
EPS from operations(1)	$0.42	$0.57	(26.3)%	$1.84	$1.94	(5.2)%

Comprehensive earnings per share	$1.14	$1.05	8.6%	$2.72	$4.66	(41.6)%

Cash dividends per share - ordinary	$0.24	$0.23	4.3%	$0.71	$0.68	4.4%

Net Cash Flow provided by Operations	$79,471	$81,415	(2.4)%	$163,244	$186,762	(12.6)%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2020 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2020	2019	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,159,795	$1,983,086	8.9%
(amortized cost - $2,030,979 at 9/30/20)
(amortized cost - $1,915,278 at 12/31/19)
Equity securities, at fair value	455,956	460,630	(1.0)%
(cost - $280,337 at 9/30/20)
(cost - $262,131 at 12/31/19)
Other invested assets	59,988	70,441	(14.8)%
Cash and cash equivalents	70,589	46,203	52.8%
Total investments and cash	$2,746,328	$2,560,360	7.3%

Premiums and reinsurance balances receivable	159,427	160,369	(0.6)%
Ceded unearned premiums	102,902	93,656	9.9%
Reinsurance balances recoverable on unpaid losses	399,960	384,517	4.0%
Deferred policy acquisition costs	89,818	85,044	5.6%
Property and equipment	52,113	53,121	(1.9)%
Investment in unconsolidated investees	128,154	103,836	23.4%
Goodwill and intangibles	53,821	54,127	(0.6)%
Other assets	59,978	50,691	18.3%
Total assets	$3,792,501	$3,545,721	7.0%

Unpaid losses and settlement expenses	$1,686,876	$1,574,352	7.1%
Unearned premiums	570,754	540,213	5.7%
Reinsurance balances payable	31,646	25,691	23.2%
Funds held	79,774	83,358	(4.3)%
Income taxes - deferred	66,008	56,727	16.4%
Bonds payable, long-term debt	149,442	149,302	0.1%
Accrued expenses	46,516	66,626	(30.2)%
Other liabilities	62,145	54,064	14.9%
Total liabilities	$2,693,161	$2,550,333	5.6%
Shareholders' equity	1,099,340	995,388	10.4%
Total liabilities & shareholders' equity	$3,792,501	$3,545,721	7.0%

OTHER DATA:
Common shares outstanding (in 000's)	45,055	44,869

Book value per share	$24.40	$22.18	10.0%
Closing stock price per share	$83.73	$90.02	(7.0)%

Statutory surplus	$1,047,043	$1,029,671	1.7%

RLI CORP

2020 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2020

Gross premiums written	$204,008		$68,535		$30,320		$302,863
Net premiums written	157,330		48,895		28,823		235,048
Net premiums earned	143,002		45,380		28,248		216,630
Net loss & settlement expenses	78,076	54.6%	46,874	103.3%	2,646	9.4%	127,596	58.9%
Net operating expenses	50,933	35.6%	18,457	40.7%	18,492	65.4%	87,882	40.6%
Underwriting income (loss) (1)	$13,993	90.2%	$(19,951)	144.0%	$7,110	74.8%	$1,152	99.5%

2019

Gross premiums written	$183,420		$63,406		$30,163		$276,989
Net premiums written	144,478		47,585		28,649		220,712
Net premiums earned	140,423		41,476		29,356		211,255
Net loss & settlement expenses	86,587	61.7%	17,404	42.0%	4,999	17.0%	108,990	51.6%
Net operating expenses	51,466	36.6%	17,870	43.0%	19,198	65.4%	88,534	41.9%
Underwriting income (loss) (1)	$2,370	98.3%	$6,202	85.0%	$5,159	82.4%	$13,731	93.5%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2020

Gross premiums written	$553,291		$194,542		$88,015		$835,848
Net premiums written	436,621		141,885		83,735		662,241
Net premiums earned	421,637		135,115		84,194		640,946
Net loss & settlement expenses	249,992	59.3%	84,395	62.5%	5,432	6.5%	339,819	53.0%
Net operating expenses	149,242	35.4%	54,596	40.4%	54,735	65.0%	258,573	40.4%
Underwriting income (loss) (1)	$22,403	94.7%	$(3,876)	102.9%	$24,027	71.5%	$42,554	93.4%

2019

Gross premiums written	$524,650		$176,787		$89,735		$791,172
Net premiums written	423,016		134,018		85,439		642,473
Net premiums earned	415,667		120,194		87,624		623,485
Net loss & settlement expenses	247,162	59.5%	52,934	44.0%	7,110	8.1%	307,206	49.3%
Net operating expenses	153,853	37.0%	53,248	44.3%	58,082	66.3%	265,183	42.5%
Underwriting income (loss) (1)	$14,652	96.5%	$14,012	88.3%	$22,432	74.4%	$51,096	91.8%

(1)	See discussion above: Non-GAAP and Performance Measures.